Exhibit 99.1

June 20, 2017

Solitario Exploration & Royalty Encourages Shareholders to Vote

at June 29, 2017 Annual Meeting

DENVER, COLORADO & VANCOUVER, BRITISH COLUMBIA - Solitario Exploration & Royalty Corp. (NYSE MKT:XPL; TSX:SLR) ("Solitario") is encouraging Solitario shareholders to vote at its upcoming annual meeting of shareholders (the “Annual Meeting”) electronically, by mail or in person.

The Annual Meeting will be held on June 29, 2017 at 10:00 a.m. at the offices of Solitario at 4251 Kipling St., Wheat Ridge, CO 80033, where shareholders will consider, among other items, a proposal to approve the issuance of 19,788,183 shares of Solitario common stock in exchange for all of the outstanding shares of Zazu and acquire Zazu through a plan of arrangement (the “Acquisition”) as originally announced in a press release dated April 27, 2017. The Acquisition has been unanimously approved by the boards of directors of both Solitario and Zazu.

Shareholders are encouraged to read Solitario’s Definitive Proxy Statement dated May 23, 2017 which can be found on our website at www.Solitarioxr.com or on the SEC website at:

www.sec.gov/Archives/edgar/data/917225/000091722517000013/defprox17.htm

Solitario shareholders are also encouraged to review Solitario’s 2016 Annual Report on Form 10-K which can be found on our website at www.Solitariorxr.com or on the SEC website at:

https://www.sec.gov/Archives/edgar/data/917225/000091722517000005/frm10k16.htm

In addition Solitario shareholders are encouraged to read the fairness opinion of Mackie Research Capital Corporation to the Solitario board of directors dated April 26, 2017, together with certain supporting materials, which can be found on our website at http://solitarioxr.com/zazu.php and which will be filed as an exhibit on a Current Report on Form 8-K concurrently with this press release at www.sec.gov.

About Solitario

Solitario is focused on exploring, acquiring and developing zinc assets in South and North America. The company is traded on the NYSE MKT ("XPL") and on the Toronto Stock Exchange ("SLR"). The company has three exploration properties in Peru, and one royalty in each of Peru, Brazil, the United States and Mexico.

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Solitario’s core asset is a 39% interest in the advanced, high-grade, Bongará zinc project located in northern Peru. The project has a significant mineral resource and SRK Consulting has been retained to complete a preliminary economic assessment on the project by mid-2017. Solitario is fully carried to production by its joint venture partner Milpo, one of the largest zinc producers in Peru. Solitario also holds an 85% interest in the Chambara exploration project in Peru (Milpo holds the remaining 15%) and a 9.5% equity interest in Vendetta Mining.

Additional information about Solitario is available online at www.solitarioxr.com

About Zazu

Zazu is a Canadian-based exploration company traded on the TSX Venture Exchange ("ZAZ"). Zazu has a 50% operating interest in the Lik zinc-lead-silver deposit in Northwest Alaska, which is large tonnage, high grade and potentially open pittable. Zazu completed a positive PEA in 2014 and has the exclusive right to obtain 80% of the property by meeting certain spending commitments by 2018. Additional information about Zazu including a company presentation is available at www.zazumetals.com

FOR MORE INFORMATION at SOLITARIO, CONTACT:

Debbie Mino-Austin Director, Investor Relations (800) 229-6827	Christopher E. Herald President & CEO (303) 534-1030

FOR MORE INFORMATION at ZAZU, CONTACT:

Matthew Ford President (210) 858-7512	Gil Atzmon Founder, Chairman & CEO (604) 878-9298

Forward-looking Statements

Statements contained in this news release, which are not historical facts, are forward-looking statements that involve risk, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements included in this news release are based on information available to Solitario and Zazu as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause actual results of Solitario and Zazu, as applicable, to differ materially from the conclusion, forecast or projection stated in such forward-looking statements. These risks, uncertainties and other factors include, but are not limited to factors referenced in Solitario's continuous disclosure filings, which are available at www.sec.gov and Zazu's continuous disclosure filings, which are available at www.sedar.com. Readers should not place undue reliance on these forward-looking statements. Neither Solitario nor Zazu assume any obligation to update any forward-looking statements, except as required by applicable securities laws.

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Additional Information About Solitario and Where to Find It

This communication may be deemed to be a solicitation of proxies of Solitario shareholders in connection with the proposed Acquisition. Investors and security holders of Solitario are urged to read the proxy statement and any other relevant documents filed with the SEC because they contain important information about Solitario and the proposed Acquisition. Solitario’s proxy statement and any other documents filed by Solitario with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Solitario by sending a written request to Solitario Exploration & Royalty Corp. Attn: Corporate Secretary, 4251 Kipling St. Suite 390, Wheat Ridge, CO 80033, (303) 534-1030.

Participants in the Solitario Solicitation

Solitario and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from Solitario shareholders in connection with the proposed Acquisition. Information about the directors and executive officers, including their interests in the transaction, is included in Solitario’s proxy statement relating to the proposed Acquisition.